Exhibit 4.362

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 149924 dated October 21, 2016

For Rendering

telecommunication services for Cable Broadcasting

This License is granted to

Limited Liability Company

MultiKabelnie seti Balashikhi

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1165001054261

Tax Identification Number (TIN)

5001111094

Location address (place of residence):

75, Lenina prospect, Balashikha, Moscow region, 143907

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until June 19, 2021.

This License is granted by decision of the licensing body - Order dated December 06, 2016 No. 639-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296